Rule 10f-3 Transactions*
April 1, 2009 through June 30, 2009

1.The following 10f-3 transaction was effected for the RidgeWorth Investment Grade Tax-Exempt Bond Fund
Issuer/Security:  State of Georgia
Date of Purchase: 5/05/09
Date Offering Commenced:  5/05/09
Name of Broker/Dealer from Whom Purchased:  Merrill Lynch
Name of Affiliated Dealer in Syndicate:  STRH
Members of the Syndicate: Merrill Lynch, Citi, JP Morgan, Morgan Keegan, Jackson Securities, Raymond James, STRH, Wachovia
Aggregate Principal Amount of Purchase:  $11,748,500.00
Aggregate Principal Amount of Offering:  $463,940,000.00
Purchase Price (net of fees and expenses):  $117.11
Commission/ Spread/ Profit:  0%

2.The following 10f-3 transaction was effected for the RidgeWorth Georgia Tax-Exempt Bond Fund
Issuer/Security:  Georgia State G.O. Ser D 5% due 5/1/2026
Date of Purchase:  5/6/09
Date Offering Commenced:  5/6/09
Name of Broker/Dealer from Whom Purchased:  Merrill Lynch
Name of Affiliated Dealer in Syndicate:   SunTrust Robinson Humphrey
Members of the Syndicate:  Merrill Lynch, Morgan Keegan and
Wachovia
Aggregate Principal Amount of Purchase:  $3,000,000
Aggregate Principal Amount of Offering:  $464, 260,000
Purchase Price (net of fees and expenses): $108.122 or $3,243,660.00 Commission/ Spread/ Profit: 0.50%

3.The following 10f-3 transaction was effected for the RidgeWorth Virginia Intermediate Municipal Bond Fund
Issuer/Security: Virginia Public Bld Authority
Date of Purchase:  5/20/09
Date Offering Commenced:  5/18/09
Name of Broker/Dealer from Whom Purchased:  BB&T Capital Market
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey- Selling
Group
Members of the Syndicate: BB&T, Merrill Lynch, Citigroup, Jackson Securities, Wachovia Bank, Morgan Keegan; Selling Group: Davenport, Fidelity Capital, JP Morgan, Loop Capital, MR Beal, Ramirez & Co., STRH
Aggregate Principal Amount of Purchase:  $750,000.000
Aggregate Principal Amount of Offering:  $317,000,000
Purchase Price (net of fees and expenses): $799,170; 750 M @ 106.556 Commission/ Spread/ Profit: 0.50% $3,750

4.The following 10f-3 transaction was effected for the RidgeWorth Investment Grade Tax-Exempt Bond Fund.

Issuer/Security:  Virginia Public Facil 2009B
Date of Purchase:  5/20/09
Date Offering Commenced:  5/18/09
Name of Broker/Dealer from Whom Purchased:  BB& T
Name of Affiliated Dealer in Syndicate:  STRH Selling Group
Members of the Syndicate: BB&T, Merrill, Jackson, Wachovia, Morgan Keegan Aggregate Principal Amount of Purchase: $7,224,010
Aggregate Principal Amount of Offering:  $265,000,000
Purchase Price (net of fees and expenses): 2027 $107,843 or 2029 $166.556 Commission/ Spread/ Profit: 0%

5.The following 10f-3 transaction was effected for the Large Cap Value Equity Fund, Mid Cap Value Equity Fund
Issuer/Security:  Valero Energy Corp
Date of Purchase:  6/3/09
Date Offering Commenced:  6/3/09
Name of Broker/Dealer from Whom Purchased: JP Morgan
Name of Affiliated Dealer in Syndicate: SunTrust Robinson Humphrey Members of the Syndicate: JPMorgan, Barclays, Citigroup, Credit Suisse, UBS, Wachovia, ABN, BNP, Calyon, Mitsubishi, Mizuho, MS, RBC, Scotia, STRH Aggregate Principal Amount of Purchase: $14,400,000
Aggregate Principal Amount of Offering:  $720,000,000
Purchase Price (net of fees and expenses):  $18.00
Commission/ Spread/ Profit:  $0.3780/shr.

6.The following 10f-3 transaction was effected for the RidgeWorth Total Return Bond Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Corporate Bond Fund
Issuer/Security:  Allstate 7.445%, 5/16/19; Cusip 020002AX9
Date of Purchase:  5/11/09
Date Offering Commenced:  5/11/09
Name of Broker/Dealer from Whom Purchased:  Barclays
Name of Affiliated Dealer in Syndicate: SunTrust Robinson Humphrey Members of the Syndicate: Barclays, Goldman, JP Morgan, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $20,000,000
Aggregate Principal Amount of Offering:  $700,000,000
Purchase Price (net of fees and expenses):  $99.728
Commission/ Spread/ Profit:  0.65%

7.The following 10f-3 transaction was effected for the RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth High Income Fund, RidgeWorth Total Return Bond Fund, RidgeWorth Intermediate Bond Fund, and RidgeWorth Investment Grade Bond Fund
Issuer/Security:  Ashland 9.125%, 6/1/17; Cusip 044209AC8
Date of Purchase:  5/19/09
Date Offering Commenced:  5/19/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate: SunTrust Robinson Humphrey Members of the Syndicate: Bank of America, Scotia, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $35,000,000
Aggregate Principal Amount of Offering:  $650,000,000
Purchase Price (net of fees and expenses):  $96.577
Commission/ Spread/ Profit:  2.25%

8.The following 10f-3 transaction was effected for the RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth High Income Bond Fund, RidgeWorth Total Return Bond Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund,
Issuer/Security:  Bill Barrett 9.875%, 7/15/16; Cusip 06846NAB0
Date of Purchase:  6/30/09
Date Offering Commenced:  6/30/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, DB, JPMorgan, Barclays, BMO, CSFB, Morgan Stanley, Wachovia, BBVA, Comerica, Fortis, Howard Weil, Mitsubishi,
US Bancorp, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $12,000,000
Aggregate Principal Amount of Offering:  $250,000,000
Purchase Price (net of fees and expenses):  $95.172
Commission/ Spread/ Profit:  2.25%


9.The following 10f-3 transaction was effected for the RidgeWorth High Income Fund, RidgeWorth Total Return Bond Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund
Issuer/Security:  Biovail 5.375%, 8/1/14; Cusip 09067JAC3
Date of Purchase:  6/4/09
Date Offering Commenced:  6/4/09
Name of Broker/Dealer from Whom Purchased:  JPMorgan
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: JPMorgan, Scotia, HSBC, Morgan Stanley, NBF, TD, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $2,000,000
Aggregate Principal Amount of Offering:  $300,000,000
Purchase Price (net of fees and expenses):  $100.00
Commission/ Spread/ Profit:  4.3875%


10.The following 10f-3 transaction was effected for the RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth High Income Fund, RidgeWorth Total Return Bond Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund
Issuer/Security:  Encore Acquisition 9.5%, 5/1/16; Cusip 29255WAJ9
Date of Purchase:  4/22/09
Date Offering Commenced:  4/22/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, Wachovia, BBVA, BNP, Calyon, Comerica, Daiwa, DnB, NOR, DZ Financial, Fortis, Natixis, RBC, RBS, Scotia, US Bancorp, Wedbush Morgan, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $ 10,000,000
Aggregate Principal Amount of Offering:  $225,000,000
Purchase Price (net of fees and expenses):  $92.228
Commission/ Spread/ Profit:  2%


11.The following 10f-3 transaction was effected for the RidgeWorth Total Return Bond Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Corporate Bond Fund, RidgeWorth Investment Grade Bond Fund
Issuer/Security:  Express Scripts 5.25%, 6/15/12; Cusip 302182AC4
Date of Purchase:  6/4/09
Date Offering Commenced: 6/4/09
Name of Broker/Dealer from Whom Purchased:  CSFB
Name of Affiliated Dealer in Syndicate: SunTrust Robinson Humphrey Members of the Syndicate: Citi, CSFB, JPMorgan, Calyon, DB, Mitsubishi, RBS, Scotia, Wachovia, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $8,000,000
Aggregate Principal Amount of Offering:  $1,000,000,000
Purchase Price (net of fees and expenses):  $99.922
Commission/ Spread/ Profit:  0.40%

12.The following 10f-3 transaction was effected for the RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth High Income Fund, RidgeWorth Total Return Bond Fund, RidgeWorth Intermediate Bond Fund
Issuer/Security:  Florida Gas 7.9%, 5/15/19; Cusip 347011AQ3
Date of Purchase:  4/29/09
Date Offering Commenced:  4/29/09
Name of Broker/Dealer from Whom Purchased:  Goldman
Name of Affiliated Dealer in Syndicate: SunTrust Robinson Humphrey Members of the Syndicate: Bank of America, Calyon, Goldman, JPMorgan, Barclays, Mitsubishi, RBS, Wachovia, Williams, SunTrust Robinson Humphrey Aggregate Principal Amount of Purchase: $10,000,000
Aggregate Principal Amount of Offering:  $600,000,000
Purchase Price (net of fees and expenses):  $99.82
Commission/ Spread/ Profit:  0.65%

13.The following 10f-3 transaction was effected for the RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth High Income Fund, RidgeWorth Total Return Bond Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund
Issuer/Security:  Georgia Pacific 8.25%, 5/1/16; Cusip 37331NAA9
Date of Purchase:  4/20/09
Date Offering Commenced:  4/20/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, Citi, JPMorgan, Morgan Stanley, RBS, Greenwich, BNP, CSFB, DB, HSBC, KBC, Mitsubishi, Mizuho, Scotia,
SG America, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $15,000,000
Aggregate Principal Amount of Offering:  $750,000,000
Purchase Price (net of fees and expenses):  $96.155
Commission/ Spread/ Profit:  2%

14.The following 10f-3 transaction was effected for the RidgeWorth Total Return Bond Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Corporate Bond Fund, RidgeWorth Investment Grade Bond Fund
Issuer/Security:  Morgan Stanley 7.3%, 5/13/19; Cusip 61747YCG8
Date of Purchase:  5/7/09
Date Offering Commenced:  5/7/09
Name of Broker/Dealer from Whom Purchased:  Morgan Stanley
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, Citi, DB, JPMorgan, BNP, Comerica, CSFB, Daiwa, DnB NOR, Fifth Third, Greenwich, Mitsubishi, Mizuho, Muriel Siebert, Natcity, Scotia, SG Americas, US Bancorp, Wells Fargo, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $15,000,000
Aggregate Principal Amount of Offering:  $3,000,000,000
Purchase Price (net of fees and expenses):  $99.769
Commission/ Spread/ Profit:  0.45%

15.The following 10f-3 transaction was effected for the RidgeWorth Total Return Bond Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund
Issuer/Security:  Oxford 11.375%, 7/15/17; Cusip 69149AD3
Date of Purchase:  6/23/09
Date Offering Commenced:  6/23/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate: SunTrust Robinson Humphrey Members of the Syndicate: Bank of America, CSFB, Barclays, BB&T,
Morgan Keegan, PNC, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $5,000,000
Aggregate Principal Amount of Offering:  $150,000,000
Purchase Price (net of fees and expenses):  $97.353
Commission/ Spread/ Profit:  2.5%


16.The following 10f-3 transaction was effected for the RidgeWorth High Income Bond Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth
nvestment Grade Bond Fund
Issuer/Security:  Rock-Tenn 9.25%, 3/15/16; Cusip 772739AG3
Date of Purchase:  5/14/09
Date Offering Commenced:  5/14/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate: SunTrust Robinson Humphrey Members of the Syndicate: Bank of America, JP Morgan, Wachovia, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $3,000,000
Aggregate Principal Amount of Offering:  $200,000,000
Purchase Price (net of fees and expenses):  $100
Commission/ Spread/ Profit:  1.75%

17.The following 10f-3 transaction was effected for the RidgeWorth High Income Bond Fund, RidgeWorth Total Return Bond Fund, RidgeWorth
Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund
Issuer/Security:  Speedway 8.75%, 6/1/16; Cusip 847788AM8
Date of Purchase:  5/14/09
Date Offering Commenced:  5/14/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate: SunTrust Robinson Humphrey Members of the Syndicate: Bank of America, JP Morgan, Wachovia, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $12,500,000
Aggregate Principal Amount of Offering:  $275,000,000
Purchase Price (net of fees and expenses):  $96.826
Commission/ Spread/ Profit:  2%



* Rule 10f-3 prohibits purchases of securities from an underwriting syndicate in which an affiliate is a member unless:
(1)	The securities are: (a) part of a registered public offering,
(b) Eligible Municipal Securities, (c) part of an issue of government securities,
(d) sold in an Eligible Foreign Offering, or (e) sold in an Eligible Rule 144A Offering.
(2)	The securities are purchased: (a) prior to the end of the first day on which any sales were made (or in the case of rights, on or before the fourth day before the rights offering terminated); (b) at a price not more than that paid by other purchasers of securities (except in an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders); and (c) as part of a firm commitment underwriting.
(3)	The commission, spread or profit are reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
(4)	The issuer and it predecessors have been in continuous operation for at least 3 years (except for Eligible Municipal Securities).
(5)	The amount of securities purchased by all Funds and other investment companies advised by the adviser does not exceed 25% of the principal amount of the offering or if part of an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers plus
(ii) the principal amount of the offering of such class in any concurrent public offering.
(6)	No affiliated underwriter is a direct or indirect participant in or beneficiary of the sale, or with respect to Eligible Municipal Securities, the purchase is not designated as a group sale or otherwise allocated to the account of an affiliated underwriter.

RidgeWorth Capital Management hereby certifies that the 10f-3 transactions shown in this report were effected in compliance with the RidgeWorth Funds'
Procedures pursuant to Rule 10f-3